EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements No. 333-77501 and No. 333-26157 of Flagstar Bancorp, Inc. on Form S-8 of our report dated June 30, 2008, appearing in this Annual Report of Flagstar Bank 401(k) Plan for the year ended December 31, 2007.
/s/ Virchow, Krause & Company, LLP
Southfield, Michigan
June 30, 2008

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